As filed with the Securities and Exchange Commission on September 9, 1997.

                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                 CHEMFIRST INC.
             (Exact Name of Registrant as specified in its Charter)

                              --------------------

             Mississippi                                64-0679456
       (State of Incorporation)             (I.R.S. Employer Identification No.)

          700 North Street
         Jackson, Mississippi                              39202
(Address of Principal Executive Offices)                (Zip Code)

                                 CHEMFIRST INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                                    with copies to:
                --------                            --------------
           James L. McArthur                        Mark D. Kaufman
               Secretary                      Sutherland, Asbill & Brennan, LLP
             ChemFirst Inc.                      999 Peachtree Street, N.E.
           700 North Street                      Atlanta, Georgia 30309-3996
      Jackson, Mississippi  39202                    (404) 853-8000

                    (Name and Address of Agent for Service)

                                  601/948-7550

                                ---------------
         (Telephone Number, including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                    Proposed maximum          Proposed maximum
  Title of securities        Amount to be            offering price          aggregate offering           Amount of
   to be registered           registered (1)           per share (2)               price              registration fee
- ------------------------------------------------------------------------------------------------------------------------
Common Stock

$1.00 par value              250,000 shares              $25.125                 $6,281,250               $1,903.41
========================================================================================================================

- ------------------------

(1) This represents the maximum number of shares of the Registrant's $1.00 par value Common Stock that could be acquired upon exercise of options issuable under the ChemFirst Inc. 1997 Employee Stock Purchase Plan covered by this Registration Statement.

(2) The price is estimated in accordance with Rule 457(h) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, and represents the average of the high and low sale prices of the Common Stock of ChemFirst Inc. on the New York Stock Exchange on September 3, 1997.

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by ChemFirst Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referred to in (a) above; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on December 9, 1996 (which is incorporated by reference into the Company's Registration Statement on Form S-1, dated November 18, 1996).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any of such documents hereby incorporated by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Legal matters, other than those relating to tax consequences, in connection with the securities covered by this Registration Statement have been passed upon by J. Steve Chustz, General Counsel of the Company. Mr. Chustz also serves as General Counsel for various subsidiaries of the Company. As of August 15, 1997, Mr. Chustz beneficially owned 55,587 shares of the Company's Common Stock which includes 53,527 shares of the Company's Common Stock which Mr. Chustz has the right to acquire through the exercise of Non-Qualified Stock Options.

         The consolidated financial statements of the Company and subsidiaries as of December 31, 1996, June 30, 1996 and 1995 and for the six months ended December 31, 1996, and each of the years in the three-year period ended June 30, 1996, which are incorporated herein by reference, have been incorporated herein in reliance upon the report, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Company and subsidiaries issued at future dates, and consents to the use of its reports thereon, such financial statements also will be incorporated herein by reference in reliance upon its reports and said authority.

Item 6.  Indemnification of Directors and Officers

         Subarticle E of Article 8 of the Mississippi Business Corporation Act ("MBCA") empowers a Mississippi corporation to indemnify against liability an individual who is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (a "Proceeding"), because such person is or was a director. To be eligible for indemnification, the director must have (i) conducted himself in good faith and (ii) reasonably believed (A) in the case of conduct in such director's official capacity, that his conduct was in the best interests of the corporation and (B) in all other cases, that his conduct was at least not opposed to the best interests of the corporation and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Liability indemnified against includes the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a Proceeding. The MBCA precludes a corporation from indemnifying a director in connection with a Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, except for reasonable expenses incurred in connection with the Proceeding if it is determined that the director met the relevant standards of conduct described above, or in connection with any other Proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in the director's official capacity.

         Subarticle E further provides that if a director is wholly successful, on the merits or otherwise, in the defense of any Proceeding to which he was a party because he is or was a director, the corporation must indemnify him against reasonable expenses incurred in connection with the Proceeding. Also, a court may order a company to indemnify a director if it determines the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. Subarticle E also allows corporations to indemnify officers, employees or agents to the same extent as directors and provides for mandatory or court-ordered indemnification for these persons as described above. Finally, the MBCA allows corporations to purchase and maintain insurance on behalf of directors, officers, employees or agents against liability asserted against or incurred by him in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify or advance expenses to such person against liability under Subarticle E.

         The Company's Amended and Restated Articles of Incorporation and Bylaws provide for indemnification of the Company's officers and directors to the fullest extent allowed by Mississippi law and further permit such indemnification with respect to other employees and agents. In addition, the Company entered into indemnification agreements with certain of its officers and its directors. The effect of these agreements is to add a contractual right to such indemnification to the indemnification rights otherwise granted.

         The Company will have directors' and officers' liability insurance which protects each director or officer from certain claims and suits, including shareholder derivative suits, even where the director may be determined not to be entitled to indemnification under the MBCA and claims and suits arising under the Securities Act. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of the Registrant.

         The foregoing represents a summary of the general effect of the MBCA, the Company's Amended and Restated Articles of Incorporation and Bylaws and directors' and officers' liability insurance coverage for purposes of general description only.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         4.1      Amended and Restated Articles of Incorporation of the
                  Company.*

         4.2      Bylaws of the Company.*

         4.3      ChemFirst Inc. 1997 Employee Stock Purchase Plan.

         5        Opinion of J. Steve Chustz.

         23.1     Consent of J. Steve Chustz is contained in Exhibit 5.

         23.2     Consent of KPMG Peat Marwick LLP.

         24 Power of Attorney by each of the Directors of the Company appointing J. Kelley Williams and R. Michael Summerford as attorney-in-fact is located at page 6 of this Registration Statement.

           * Hereby incorporated by reference to the exhibit with the same name to the Company's S-1 Registration Statement (file number 333-15789).

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on September 9, 1997.

                                        CHEMFIRST INC.

                                        By: /s/ Thomas G. Tepas
                                           ------------------------------
                                           Name:  Thomas G. Tepas
                                           Title: President and
                                                    Chief Operating Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Kelley Williams and R. Michael Summerford and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                TITLE                                    DATE
/s/ J. Kelley Williams                  Chairman of the Board of                          September 9, 1997
- --------------------------              Directors, Chief Executive Officer
J. Kelley Williams                      (Principal Executive Officer)


/s/ Thomas G. Tepas                     President and Chief Operating                     September 9, 1997
- --------------------------              Officer
Thomas G. Tepas


/s/ R. Michael Summerford               Vice President and Chief Financial                September 9, 1997
- --------------------------              Officer (Principal Financial
R. Michael Summerford                   Officer)


/s/ Troy B. Browning                    Controller (Principal Accounting                  September 9, 1997
- --------------------------              Officer)
Troy B. Browning


/s/ Richard P. Anderson                 Director                                          September 9, 1997
- --------------------------
Richard P. Anderson


/s/ Paul A. Becker                      Director                                          September 9, 1997
- --------------------------
Paul A. Becker


/s/ James W. Crook                      Director                                          September 9, 1997
- --------------------------
James W. Crook

              SIGNATURES                                TITLE                                    DATE
/s/ Michael J. Ferris                                   Director                          September 9, 1997
- ---------------------------
Michael J. Ferris


/s/ James E. Fligg                                      Director                          September 9, 1997
- ---------------------------
James E. Fligg


/s/ Robert P. Guyton                                    Director                          September 9, 1997
- ---------------------------
Robert P. Guyton


/s/ Charles P. Moreton                                  Director                          September 9, 1997
- ---------------------------
Charles P. Moreton


/s/ Paul W. Murrill                                     Director                          September 9, 1997
- ---------------------------
Paul W. Murrill


/s/ William A. Percy, II                                Director                          September 9, 1997
- ---------------------------
William A. Percy, II


/s/ Dan F. Smith                                        Director                          September 9, 1997
- ---------------------------
Dan F. Smith


/s/ Leland R. Speed                                     Director                          September 9, 1997
- ---------------------------
Leland R. Speed


/s/ R. Gerald Turner                                    Director                          September 9, 1997
- ---------------------------
R. Gerald Turner

                              INDEX TO EXHIBITS
                              -----------------

Exhibit
Number            Exhibit
- ------            -------
4.1               Amended and Restated Articles of Incorporation of the Company.*

4.2               Bylaws of the Company.*

4.3               ChemFirst Inc. 1997 Employee Stock Purchase Plan.

5                 Opinion of J. Steve Chustz.

23.1              Consent of J. Steve Chustz is contained in Exhibit 5.

23.2              Consent of KPMG Peat Marwick LLP.

24 Power of Attorney by each of the Directors of the Company appointing J. Kelley Williams and R. Michael Summerford as attorney-in-fact is located at page 6 of this Registration
                  Statement.

                * Hereby incorporated by reference to the exhibit with
                  the same name to the Company's S-1 Registration
                  Statement (file number 333-15789).